UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008
W-H ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-31346 (Commission File Number)	76-0281502 (I.R.S. Employer Identification No.)

2000 West Sam Houston Pkwy South Suite 500 Houston, TX (Address of principal executive offices)	77042 (Zip code)
Registrant’s telephone number, including area code: (713) 974-9071
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communication pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The Company is filing this Current Report on Form 8-K in order to amend the description of the Company’s common stock, par value $0.0001 per share, set forth in its Registration Statement on Form 8-A (No. 001-31346) filed with the SEC on July 28, 2003 and in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-56116, 333-69480, 333-115784 and 333-134597).
Item 8.01 Other Events
     On June 3, 2008, W-H Energy Services, Inc. (the “Company”) and Computershare Trust Company, N.A., successor-in-interest to Computershare Trust Company, Inc. (the “Rights Agent”), executed an amendment (the “Amendment”) to the Rights Agreement, dated as of May 31, 2002, between the Company and the Rights Agent (the “Rights Agreement”). The Rights Agreement is included as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed on July 28, 2003. The Amendment was entered into in connection with the Company’s previously disclosed execution of an Agreement and Plan of Merger (the “Merger Agreement”) with Smith International, Inc. and its subsidiary, Whitehall Acquisition Corp. and renders the provisions of the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby. The Merger Agreement is filed as Exhibit 2.01 to the Company’s Current Report on Form 8-K filed on June 6, 2008.
     The Amendment to the Rights Agreement is attached hereto as Exhibit 4.1. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

4.1	First Amendment to the Rights Agreement, dated as of June 3, 2008, between the Company and Computershare Trust Company, N.A., successor-in-interest to Computershare Trust Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W-H ENERGY SERVICES, INC.
Date: June 12, 2008	By:	/s/ Ernesto Bautista, III
Ernesto Bautista, III
Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	First Amendment to the Rights Agreement, dated as of June 3, 2008, between the Company and Computershare Trust Company, N.A., successor-in-interest to Computershare Trust Company, Inc.